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                                                                Exhibit 23.2

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Olympic Financial Ltd. for the registration of $500,000,000 in debt and equity securities and to the incorporation by reference therein of our report dated January 19, 1996, with respect to the consolidated financial statements of Olympic Financial Ltd., as amended, included in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




Minneapolis, Minnesota
December 16, 1996                                    ERNST & YOUNG LLP